CHESAPEAKE UTILITIES CORPORATION AND SUBSIDIARIES

                                          EXHIBIT 11
                 COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE


                                                 For the Quarter          For the Six Months
                                                  Ended June 30,            Ended June 30,
                                            ------------------------  ------------------------
                                                1995        1994          1995        1994
                                                ----        ----          ----        ----

Primary earnings per share calculation:
  Weighted average number of shares assuming
    primary dilution                          3,693,016   3,630,355     3,682,586   3,617,896
                                            ========================  ========================

  Consolidated net income                      $764,085   ($116,584)   $4,422,516  $3,629,502
                                            ========================  ========================

Total primary earnings per share                  $0.21      ($0.03)        $1.20       $1.00
                                            ========================  ========================

Fully diluted earings per share calculation (1):
  Weighted average number of shares assuming
    primary dilution                          3,693,016   3,630,355     3,682,586   3,617,896
  Contingent shares                             248,245     255,282       250,607     256,287
                                            ------------------------  ------------------------
  Weighted average number of shares assuming
    full dilution                             3,941,261   3,885,637     3,933,193   3,874,183
                                            ========================  ========================

  Consolidated net income                      $764,085   ($116,584)   $4,422,516  $3,629,502
  Interest on convertible debt                   86,867      89,329       174,423     178,377
  Less:  Applicable federal income taxes         33,878      34,838        68,025      69,567
                                            ------------------------  ------------------------
  Adjusted net income                          $817,074    ($62,093)   $4,528,914  $3,738,312
                                            ========================  ========================

Fully diluted earnings per share                  $0.21      ($0.02)        $1.15       $0.96
                                            ========================  ========================


(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15, because it produces an anti-dilutive result for the quarter.